FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): October 3, 2006

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-23532                 88-0292161
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                     Identification No.)

        9050 Pines Blvd., Suite 255, Pembroke Pines, FL            33024
            (Address of Principal Executive Offices)            (Zip Code)

        Registrant's telephone number, including area code: 954-241-0590

          Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting

On October 3, 2006 the Company received notice from the American Stock Exchange notifying the Company that the Amex Committee on Securities upheld the recommendation of the Amex Staff that the Company no longer complies with Exchange's continued listing standards including the following sections of the Amex Company Guide: 120 (Review of Related Party Transactions), 127 (Discretionary Authority of the Amex), 134 (Filing Requirements with a reference to Section 1101), 401 ((Outline of Exchange Disclosure Policies), 402 (Explanation of Exchange Disclosure Policies), 403 (Content and Preparation of Public Announcements), 1001 (General Suspension and Delisting Policies), 1002(d) and (e) (Failure to Comply with Listing Agreement, Any Other Event That Would Warrant Delisting), 1003(d) (Failure to Comply with Listing Agreement and/or SEC Requirements) and 1101 (General Filing Requirements).

The Company has decided not to further appeal this determination.

Item 7.01 Regulation FD Disclosure

On October 6, 2006, the Company issued a press release announcing the decision of the American Stock Exchange to delist the Company's securities. The press release also announced the issuance of a Formal Order of Investigation by the Securities and Exchange Commission and the commencement of an internal investigation by the Audit Committee related to the matters that are the subject of the SEC investigation.

Item 9.01 Exhibits

99.1 Press Release dated October 6, 2006


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                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           GlobeTel Communications Corp.


Dated: October 9, 2006                     By: /s/ Timothy M. Huff
                                               ---------------------------------
                                               Timothy M. Huff
                                               Chief Executive Officer